NUMBER

SHARES



Solar Acquisition Corp

This Certifies that ______________________________ *is the registered holder of* ______________________________ *shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.*

In Witness Whereof, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed*

this __________ *day* *of* ______________ *A.D.* ______